UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 24, 2011
(Date of earliest event reported)

CLEARFIELD, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

5480 Nathan Lane North, Suite 120, Plymouth, MN 55442
(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2, 3 and 4 and Sections 6 through 9 are not applicable and therefore omitted.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Clearfield’s Definitive Proxy Statement dated January 11, 2011, states that with the approval of Proposal 2 within the Proxy at its Annual Meeting of February 24, 2011, each non-employee director elected would receive an option to purchase 5,000 shares of our common stock. Because the market price for Clearfield stock had increased by more than 25% between the time that the Proxy Statement was issued on January 11 and the time of the final vote on February 24, 2011, the Board of Directors of the Company at a meeting held prior to the Company’s annual meeting, reduced the number of shares from 5,000 to 2,500, thereby  limiting the related stock option expense to the Company.  Proposal 2 was subsequently approved by shareholders later that day and on February 25, 2011 each non-employee director elected received an option to purchase 2,500 shares of the Company’s common stock granted on the terms previously approved by the Board of Directors and reported in the proxy statement relating to the Annual Meeting. The Board further discussed its intent to review the Board compensation standards including establishing a metric for cash and non-cash compensation annually.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on February 24, 2011.  Of the 12,022,463 shares of the Company’s common stock outstanding and entitled to vote, 9,648,554 shares or 80.25% were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the results of the votes cast at the meeting that resulted in approval of each nominee and each other proposal:

1.           To elect six (6) directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Ronald G. Roth	4,287,961	66,240	5,294,353
Cheryl P. Beranek	4,337,250	16,951	5,294,353
John G. Reddan	4,280,461	73,740	5,294,353
Stephen L. Zuckerman	4,250,461	103,740	5,294,353
Donald R. Hayward	4,337,250	16,951	5,294,353
Charles N. Hayssen	4,337,250	16,951	5,294,353

2.           To approve amendments to the Clearfield, Inc. 2007 Stock Compensation Plan.

For	Against	Abstain	Broker Non-Vote
3,137,604	1,195,063	21,534	5,294,353

3.           To cast an advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Vote
3,283,942	1,041,225	29,034	5,294,353

4.           To recommend frequency of advisory vote on executive compensation.

1 Year	2 Year	3 Year	Abstain	Broker Non-Vote
1,311,899	60,200	2,955,852	26,250	5,294,353

5.           To ratify and approve the appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2011.

For	Against	Abstain	Broker Non-Vote
9,369,163	238,720	40,671	0

As a result, all Nominees were elected as Directors and Proposals 2, 3 and 5 were approved.

With respect to Proposal No 4, the advisory shareholder vote on the frequency of future executive compensation advisory votes, approximately 67% of the votes cast voted in favor of holding the vote every three years, which was the recommendation of the Clearfield Board of Directors.

Subsequent to Clearfield's mailing of the Proxy Statement, the Securities and Exchange Commission adopted final rules on say on pay and frequency of say on pay votes for SEC reporting companies.  These final rules exempted smaller reporting companies such as Clearfield from holding shareholder advisory votes on say on pay and frequency of say on pay until 2013.

Because the Company included advisory votes on both say on pay and frequency of say on pay in its Proxy Statement, however, and the Clearfield shareholders approved the say on pay and voted to hold say on pay advisory votes every three years, the Board of Directors intends to submit say on pay votes on executive compensation to its shareholder once every three years in accordance with the shareholder vote at the 2011 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By	/s/ Daniel Herzog
Dated: March 1, 2011		Daniel Herzog, Chief Financial Officer